UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2015

PERRIGO COMPANY PLC
(Exact name of registrant as specified in its charter)

Commission file number 001-36353

Ireland	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
Treasury Building, Lower Grand Canal Street, Dublin 2, Ireland	Not Applicable
(Address of principal executive offices)	(Zip Code)
+353 1 7094000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets.
On March 30, 2015, Perrigo Company plc (the “Company”), completed its acquisition of 685,348,257 shares of Omega Pharma Invest NV, a limited liability company incorporated under the laws of Belgium (“Omega”), representing 95.77% of the issued and outstanding share capital of Omega, pursuant to the Agreement for the Sale and Purchase of 685,348,257 Shares Of Omega, dated November 6, 2014, (the “Share Purchase Agreement”) with Alychlo NV (“Alychlo”) and Holdco I BE NV (“Holdco” and, together with Alychlo, the “Sellers”), limited liability companies incorporated under the laws of Belgium. The remaining shares of Omega (30,243,983 shares) are being held following the closing of the Acquisition by Omega as treasury shares.
In consideration for the Shares, the Company paid the Sellers EUR 1,845,983,131 in cash, plus EUR 62,479,261 representing interest from September 30, 2014 until the completion date, March 30, 2015 (the “Cash Consideration”) and issued to Alychlo 5,397,711 shares of the Company (the “Non-Cash Consideration” and, together with the Cash Consideration, the “Acquisition Consideration”). The Company also assumed all outstanding indebtedness of Omega and its subsidiaries, as described below. The Non-Cash Consideration shares are subject to a lock-up agreement, and the Company has granted Alychlo registration rights in connection with the issuance of such shares.
In connection with the Acquisition, the Company assumed all outstanding indebtedness of Omega and its subsidiaries, which included (i) EUR 135,043,889 of 5.1045% senior notes due 2023 (the “2023 Notes”) and USD 20,000,000 (after hedging arrangements, EUR 16,247,000) of 6.19% senior notes due 2016 (the “2016 Notes”), (ii) EUR 300,000,000 of 5.125% retail bonds due 2017, EUR 180,000,000 of 4.500% retail bonds due 2017 and EUR 120,000,000 of 5.000% retail bonds due 2019 (collectively, the “Retail Notes”), (iii) approximately EUR 500,000,000 available under a revolving credit facility and (iv) approximately EUR 50,000,000 available under certain overdraft facilities. On the completion date of the Acquisition, Omega issued a notice of termination of its revolving credit facility and a notice of a change of control offer for the 2016 Notes and the 2023 Notes and Retail Notes.
Under the terms of the Share Purchase Agreement, Alychlo will be subject to a three-year non-compete in Europe and Belgium, and Marc Coucke, one of its affiliates, will be subject to a non-compete until the later of five years from the completion date of the Acquisition or three years after the date he ceases to be either an employee, service provider, consultant, manager or director of the Company or any of its subsidiaries, subject to certain exceptions. The Sellers will be subject to a two-year no-solicit, subject to certain exceptions.
The foregoing description of the Share Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the full text of the Share Purchase Agreement, a copy of which is attached hereto as Exhibit 10.1, and the terms of which are incorporated herein by reference.

Item 8.01 Other Events.

On March 30, 2015, the Company issued a press release announcing the completion of the Acquisition. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.

Exhibit 10.1

Share Purchase Agreement, dated as of November 6, 2014, by and among the Company, Alychlo and Holdco (filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 11, 2014 and incorporated herein by reference).

Exhibit 99.1	Press Release issued by Perrigo Company plc, dated March 30, 2015.

Signature

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PERRIGO COMPANY PLC
(Registrant)

	By:	/s/ Todd W. Kingma
Dated: March 30, 2015		Todd W. Kingma
Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit 10.1
Share Purchase Agreement, dated as of November 6, 2014, by and among the Company, Alychlo and Holdco (filed as exhibit 10.1 to the Current Report on Form 8-K filed by the Company on November 11, 2014 and incorporated herein by reference).

Exhibit 99.1	Press Release issued by Perrigo Company plc, dated March 30, 2015.